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
SULLIVAN & CROMWELL

NEW YORK TELEPHONE: (212) 558-4000
TELEX: 62694 (INTERNATIONAL) 127816 (DOMESTIC)                       125 Broad Street, New York 10004-2498
CABLE ADDRESS: LADYCOURT, NEW YORK                                     __________
FACSIMILE: (212) 558-3588 (125 Broad Street)
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                                                                             8, PLACE VENDOME, 75001 PARIS
                                                    ST. OLAVE'S HOUSE, 9a IRONMONGER LANE, LONDON EC2V 8EY
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                                                                 OBERLINDAU 54-56, 60323 FRANKFURT AM MAIN
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                                                                   EXHIBIT 5.1

                      [Letterhead of Sullivan & Cromwell]




                                                       May 26, 1999



Ziff-Davis Inc.,
   28 East 28th Street,
      New York, New York 10016.

Dear Sirs:

        In connection with the registration under the Securities Act of 1933 (the "Act") of 1,800,000 shares (the "Securities") of Ziff-Davis Inc. - ZD Common Stock, par value $.01 per share (the "ZD Stock"), and 14,100,000 shares of Ziff-Davis Inc. - ZDNet Common Stock, par value $.01 per share (the "ZDNet Stock"), of Ziff-Davis Inc., a Delaware corporation (the "Company"), which shall be newly issued by the Company after the date hereof pursuant to the terms of the Ziff-Davis Inc. 1998 Employee Stock Purchase Plan, 1998 Incentive Compensation Plan and 1998 Non-Employee Directors' Stock Option Plan, we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

        Upon the basis of such examination, we advise you that, in our opinion, when the registration statement relating to the

Securities (the "Registration Statement") has become effective under the Act, the terms of the issue and sale of the Securities have been duly established in conformity with the Company's amended and restated certificate of incorporation, and the Securities have been duly issued and sold as contemplated by the Registration Statement and the terms of the 1998 Employee Stock Purchase Plan, 1998 Incentive Compensation Plan and 1998 Non-Employee Directors' Stock Option Plan under which such Securities are to be issued, the Securities shall be validly issued, fully paid and nonassessable.

        The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

        With your approval, we have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that the certificates for the Securities will conform to the specimens thereof examined by us and will be duly countersigned by a transfer agent and duly registered by a registrar of the ZD Stock and the ZDNet Stock, respectively, and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

                                       2


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        We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                  Very truly yours,

                                                  SULLIVAN & CROMWELL





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